Exhibit 4.11

_______________________________________

LLOYDS BANK PLC

as Issuer,

LLOYDS BANKING GROUP PLC

as Guarantor,

and

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Trustee

_______________________________________

EIGHTH SUPPLEMENTAL INDENTURE

dated as of June 2, 2016

to

THE SENIOR DEBT SECURITIES INDENTURE

dated as of January 21, 2011

_______________________________________

EIGHTH SUPPLEMENTAL INDENTURE (“Eighth Supplemental Indenture”), dated as of June 2, 2016, among LLOYDS BANK PLC, a corporation incorporated in England and Wales with registered number 2065, as issuer (the “Company”), LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, as guarantor (the “Guarantor”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Guarantor and the Trustee have executed and delivered an indenture dated as of January 21, 2011 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of June 6, 2011 (the “First Supplemental Indenture”), the Third Supplemental Indenture dated September 5, 2014 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture for the Medium-Term Notes, Series A dated September 29, 2014 (the “2014 Fourth Supplemental Indenture”), the Fourth Supplemental Indenture dated as of March 17, 2015 (the “2015 Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of May 14, 2015 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of August 17, 2015 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture dated as of January 22, 2016 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Third Supplemental Indenture, the 2014 Fourth Supplemental Indenture, the 2015 Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Base Series A Indenture”) to provide for the issuance of the Company’s Medium-Term Notes, Series A (the “Medium-Term Notes, Series A”) which constitute a series of the Company’s Senior Debt Securities (the “Securities”). We refer to the Base Series A Indenture, as supplemented and amended by this Eighth Supplemental Indenture, as the “Indenture.” The Medium-Term Notes, Series A may be issued from time to time in any number of sub-series and any Medium-Term Notes, Series A issued as part of this series will constitute a single series of Medium-Term Notes, Series A under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, Section 9.01(i) of the Base Series A Indenture permits the Company, the Guarantor and the Trustee to make any other provisions with respect to matters or questions arising under the Base Series A Indenture without the consent of Holders subject to certain conditions;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this Eighth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Company and the Guarantor desire to amend the Base Series A Indenture to provide that the Holders of Medium-Term Notes, Series A to be issued under the Base Series A Indenture on or after the date of this Eighth Supplemental Indenture (excluding Medium-Term Notes, Series A that are further issuances of Medium-Term Notes, Series A issued under the Base Series A Indenture prior to the date of this Eighth Supplemental Indenture, with the same terms as such Medium-Term Notes, Series A originally issued prior to the date of this Eighth Supplemental Indenture) shall be bound by and shall be deemed to consent to the terms set forth in this Eighth Supplemental Indenture, rather than as had been set forth in the 2014 Fourth Supplemental Indenture;

WHEREAS, Section 9.01(f) of the Base Series A Indenture permits the Company, the Guarantor and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Series A Indenture without the consent of Holders;

WHEREAS, the Company and the Guarantor desire to establish the forms of the Medium-Term Notes, Series A to be issued under the Indenture on or after the date of this Eighth Supplemental Indenture and the form of the Guarantee to be endorsed thereon pursuant to Sections 2.01 and 3.01 of the Indenture;

WHEREAS, the Board of Directors and the Guarantor board of directors have authorized the entry into this Eighth Supplemental Indenture, as required by Section 9.01 of the Base Series A Indenture;

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Eighth Supplemental Indenture and whereas all actions required by it to be taken in order to make this Eighth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Eighth Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Eighth Supplemental Indenture shall amend and supplement the Base Series A Indenture; to the extent that the terms of the Base Series A Indenture are inconsistent with such provisions of this Eighth Supplemental Indenture, the terms of this Eighth Supplemental Indenture shall govern.

NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Eighth Supplemental Indenture:

(a) a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Series A Indenture;

(c) the singular includes the plural and vice versa;

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(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this Eighth Supplemental Indenture and the Base Series A Indenture, the term “series” shall mean a series of Securities.

ARTICLE 2
APPLICATION OF 2014 FOURTH SUPPLEMENTAL INDENTURE

Section 2.01. Application of 2014 Fourth Supplemental Indenture. Articles 2 and 3 of the 2014 Fourth Supplemental Indenture shall not apply to the Medium-Term Notes, Series A issued under the Base Series A Indenture on or after the date of this Eighth Supplemental Indenture (excluding Medium-Term Notes, Series A that are further issuances of Medium-Term Notes, Series A issued under the Base Series A Indenture prior to the date of this Eighth Supplemental Indenture, with the same terms as such Medium-Term Notes, Series A originally issued prior to the date of this Eighth Supplemental Indenture) (the “New Securities”).

ARTICLE 3
FORM OF SECURITIES AND GUARANTEE

Section 3.01. Form of Medium-Term Note, Series A. The forms of any New Securities shall be substantially in the forms of Exhibit A or Exhibit B to this Eighth Supplemental Indenture and as may be determined from time to time pursuant to Company Orders pursuant to Section 3.01 of the Base Indenture and in accordance with Section 3.03 of the First Supplemental Indenture.

Section 3.02. Form of Guarantee To Be Endorsed on Medium-Term Note, Series A. The form of any Guarantee to be endorsed on any New Securities shall be substantially in the form of Exhibit C to this Eighth Supplemental Indenture.

ARTICLE 4
ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 4.01. Addition of Definitions. With respect to any New Securities for which “Bail-In Agreement” has been specified as being applicable on the face of the relevant Global Security, Section 1.01 of the Base Series A Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owners” shall mean (a) if any Medium-Term Notes, Series A are in global form, the beneficial owners of the Medium-Term Notes, Series A (and any interest therein) and (b) if the Medium-Term Notes, Series A are held in definitive form, the Holders in whose names the Medium-Term Notes, Series A are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Medium-Term Notes, Series A held in definitive form.

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“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or the Guarantor, or other affiliates of the Company or the Guarantor, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

Section 4.02. Events of Default. With respect to the New Securities for which “Bail-In Agreement” has been specified as being applicable on the face of the relevant Global Security, Section 5.01 of the Base Series A Indenture is amended by adding the following sentence at the end of the section:

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01.

Section 4.03. Compensation and Reimbursement. With respect to the New Securities for which “Bail-In Agreement” has been specified as being applicable on the face of the relevant Global Security, Section 6.07 of the Base Series A Indenture is amended in part to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Senior Debt Securities, the discharge of this Senior Debt Securities Indenture, the resignation or removal of the Trustee and any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Senior Debt Securities. To the extent the Company’s obligations to reimburse and indemnify the Trustee pursuant to this Section 6.07 are excluded liabilities under the U.K. Banking Act 2009 or otherwise excluded from any exercise of the U.K. bail-in power by the relevant U.K. resolution authority by legislation, rule, regulation or regulatory technical standard, such liabilities shall survive the application of such U.K. bail-in power.

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Section 4.04. Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the New Securities for which “Bail-In Agreement” has been specified as being applicable on the face of the relevant Global Security:

(a) Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Medium-Term Notes, Series A, by purchasing or acquiring the Medium-Term Notes, Series A, each Holder (including each Beneficial Owner) of the Medium-Term Notes, Series A acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Medium-Term Notes, Series A; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Medium-Term Notes, Series A into shares or other securities or other obligations of the Company, the Guarantor or another person; and/or (iii) the amendment or alteration of the maturity of the Medium-Term Notes, Series A , or amendment of the amount of interest due on the Medium-Term Notes, Series A, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Medium-Term Notes, Series A solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Medium-Term Notes, Series A further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Medium-Term Notes, Series A are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b) By purchasing or acquiring the Medium-Term Notes, Series A, each Holder and Beneficial Owner of the Medium-Term Notes, Series A:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Medium-Term Notes, Series A shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Medium-Term Notes, Series A; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Medium-Term Notes, Series A under Section 5.12 of the Base Series A Indenture, and (b) neither the Base Series A Indenture nor this Eighth Supplemental Indenture shall impose any

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duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Medium-Term Notes, Series A remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Medium-Term Notes, Series A), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Medium-Term Notes, Series A following such completion to the extent that the Company, the Guarantor and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Eighth Supplemental Indenture.

(c) By purchasing or acquiring the Medium-Term Notes, Series A, each Holder and Beneficial Owner that acquires its Medium-Term Notes, Series A in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Medium-Term Notes, Series A that acquire the Medium-Term Notes, Series A upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Medium-Term Notes, Series A related to the U.K. bail-in power.

(d) By purchasing or acquiring the Medium-Term Notes, Series A, each Holder and Beneficial Owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Medium-Term Notes, Series A and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Medium-Term Notes, Series A to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Medium-Term Notes, Series A as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(e) No repayment of the principal amount of the Medium-Term Notes, Series A or payment of interest on the Medium-Term Notes, Series A shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group. For the avoidance of doubt, the obligations of the Guarantor under the Guarantee shall be extinguished to the extent of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority with respect to the Medium-Term Notes, Series A.

(f) Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Medium-Term Notes, Series A, the Company shall provide a written notice to the Depositary as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

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ARTICLE 5
Amendment to the Indenture

Section 5.01. Amendment of Amount Unlimited; Issuable in Series. With respect to any series of Medium-Term Notes, Series A, issued under the Indenture, Section 3.01(r) of the Base Series A Indenture is amended and restated in its entirety and shall read as follows:

(r)       if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Medium-Term Notes, Series A of the series may be determined with reference to any currencies, commodities or securities of the Company or the Guarantor or of other entities, a basket or baskets of those currencies, commodities or securities, or an index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

ARTICLE 6
MISCELLANEOUS

Section 6.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this Eighth Supplemental Indenture by each of the Company, the Guarantor and the Trustee, and the delivery of the documents referred to in Section 6.02 herein, the Base Series A Indenture shall be supplemented in accordance herewith, and this Eighth Supplemental Indenture shall form a part of the Indenture for all purposes in respect of the Medium-Term Notes, Series A or otherwise as applicable.

Section 6.02. Other Documents to be Given to the Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Series A Indenture. As specified in Section 9.03 of the Base Series A Indenture and subject to the provisions of Section 6.03 of the Base Series A Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that this Eighth Supplemental Indenture, the Medium-Term Notes, Series A whose terms are incorporated by reference herein and the Guarantee are each, subject to Section 1.03 of the Base Series A Indenture, a legal, valid and binding obligation of the Company and the Guarantor enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or foreign laws affecting creditors’ rights, provided that no opinion will be made as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon

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acceleration of the Medium-Term Notes, Series A to the extent determined to constitute unearned interest, and that the Eighth Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Eighth Supplemental Indenture complies with the applicable provisions of the Base Series A Indenture.

Section 6.03. Confirmation Of Indenture. The Base Series A Indenture, as supplemented and amended by this Eighth Supplemental Indenture with respect to the Medium-Term Notes, Series A or otherwise as applicable, is in all respects ratified and confirmed, and the Base Series A Indenture, this Eighth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Medium-Term Notes, Series A or otherwise as applicable, be read, taken and construed as one and the same instrument. This Eighth Supplemental Indenture constitutes an integral part of the Base Series A Indenture and, where applicable, with respect to the Medium-Term Notes, Series A. In the event of a conflict between the terms and conditions of the Base Series A Indenture and the terms and conditions of this Eighth Supplemental Indenture, the terms and conditions of this Eighth Supplemental Indenture shall prevail where applicable.

Section 6.04. Concerning The Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Eighth Supplemental Indenture, the Guarantee or the Notes. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not the Trustee. In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Series A Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 6.05. Governing Law. This Eighth Supplemental Indenture, the Securities and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by the Company and the Guarantor of this Eighth Supplemental Indenture, the Securities and the Guarantee shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company, the Guarantor and the Trustee, as the case may be.

Section 6.06. Separability. In case any provision contained in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 6.08. Concerning BRRD Liability. Notwithstanding and to the exclusion of any other term of this Eighth Supplemental Indenture or the Base Series A Indenture or any other agreements, arrangements, or understanding between the Company or the Guarantor and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Eighth Supplemental Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority (but only to the extent applicable), and acknowledges, accepts, and agrees to be bound by:

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(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Company or the Guarantor to the Trustee under this Eighth Supplemental Indenture or the Base Series A Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

i.        the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company, the Guarantor or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

iii.       the cancellation of the BRRD Liability; and/or

iv.       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Eighth Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company or the Guarantor.

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“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANK PLC, as Issuer

By: /s/ Suzy Margretts
Name: Suzy Margretts
Title: Senior Director, MTNs

LLOYDS BANKING GROUP PLC, as Guarantor

By: /s/ Suzy Margretts
Name: Suzy Margretts
Title: Senior Director, MTNs

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Trevor Blewer
Name: Trevor Blewer
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

LLOYDS BANK PLC

MEDIUM-TERM NOTES, SERIES A

Fully and Unconditionally Guaranteed by
LLOYDS BANKING GROUP PLC

[Title of Fixed Rate Note]

REGISTERED	[US$___________]
No. ___	[CUSIP: _____________]
[ISIN: _____________]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

1 Applies if this Note is a Registered Note settled into DTC.

[Title of Fixed Rate Note]

Original Issue Date:	[_]
Interest Accrual Date:	[_]
Maturity Date:	[_]
Aggregate Principal Amount:	[_]
Principal Amount:	[_]
Minimum Denominations:	[_]
Specified Currency:	[_][2]
If Specified Currency other than U.S. dollars, option to elect payment in U.S. dollars:	[_][3]
Interest Rate:	[_]
Interest Payment Date:	[_]
Interest Payment Period:	[_]
Initial Redemption Date:	[_]
Redemption Notice Period:	[_][4]
Optional Repayment Date(s):	[_]
Tax Redemption:	[Applicable][5]
Bail-in Agreement:	[Applicable]
Exchange Rate Agent:	[_]
Other Provisions:	The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the

2 If Specified Currency is not USD, insert currency conversion mechanics, as applicable.

3 Applies if this is a Registered Global Security, unless new arrangements are made with DTC outside of existing Letter of Representations.

4 Applicable if other than 30-60 calendar days.

5 Default provision is “Applicable.” Indicate “N.A.” for certain notes issued on a global basis if specified in applicable pricing supplement.

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terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ theretodated _____][6], and the prospectus supplement and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

Lloyds Bank plc, a public limited company incorporated in England and Wales, (the “Issuer,” which term includes any successor person under the Indenture), for value received, hereby promises to pay to [Cede & Co.], or registered assignees, the amount in cash, or other property, as determined in accordance with the provisions set forth above, due with respect to [the principal sum]7[each Principal Amount specified above of the Aggregate Principal Amount]8 specified above on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon, if provided for on the face of this Note, at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until but excluding the date [the amount due with respect to]8 the principal hereof is paid or duly made available for payment monthly, quarterly, semi-annually or annually in arrears (as specified above as the Interest Payment Period) on each Interest Payment Date (as specified above), commencing on the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

Interest on this Note, if any, will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest

6 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

7 To be used for non-structured products.

8 To be used for structured products.

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Accrual Date, until but excluding the date [the amount due with respect to]8 the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date one Clearing System Business Day prior to the date the interest for such Interest Payment Date is paid (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the [amount due with respect to the]8 principal hereof shall be payable.

Payment of the [amount due with respect to the]8 principal amount of (and premium, if any) and any interest on, and any additional amounts with respect to, this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder through a Paying Agent of the Issuer outside the United Kingdom for collection by the Holder.

The due and punctual payment by the Issuer of the principal of (and premium, if any) and any interest on, and any additional amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

If “Bail-in Agreement” is specified as applicable on the face of this Note, then the bail-in provisions on the reverse of this Note shall apply.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

LLOYDS BANK PLC

Dated:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Medium-Term Notes, Series A referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:
Authorized Signatory:

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[FORM OF REVERSE OF NOTE]

This note (the “Note”) is one of a duly authorized issue of Medium-Term Notes, Series A (the “Medium-Term Notes, Series A”) of the Issuer and fully and unconditionally guaranteed by the Guarantor. The Notes are issuable under a Senior Debt Securities Indenture dated as of January 21, 2011 among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee for the Notes under the Indenture), as supplemented by the First Supplemental Indenture dated as of June 6, 2011, the Third Supplemental Indenture dated as of September 5, 2014, the Fourth Supplemental Indenture for the Medium-Term Notes, Series A dated as of September 29, 2014, the Fourth Supplemental Indenture dated as of March 17, 2015, the Fifth Supplemental Indenture dated as of May 14, 2015, the Sixth Supplemental Indenture dated as of August 17, 2015, the Seventh Supplemental Indenture dated as of January 22, 2016 and the Eighth Supplemental Indenture dated as of June 2, 2016, among the Issuer, the Guarantor, and the Trustee (such Senior Debt Securities Indenture, as supplemented by the supplements listed above and as may be further supplemented or amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Guarantor, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

The Issuer may, without the consent of the Holders of the Notes or any series of Senior Debt Securities issued under the Indenture, issue additional Notes or Medium-Term Notes, Series A forming a part of the series known as Medium-Term Notes, Series A, in each case, whether or not having the same interest rate, maturity date, redemption terms and other terms as the Notes or any Medium-Term Notes, Series A, provided that, for U.S. federal income tax purposes, such further Notes must be fungible with the Notes, and such further Medium-Term Notes, Series A must be fungible with any Medium-Term Notes, Series A of the series known as Medium-Term Notes, Series A, or, in each case, must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable. Any such Notes, together with this Note, will constitute a single sub-series of Medium-Term Notes, Series A under the Indenture and any such Notes, together with any other Medium-Term Notes, Series A, will constitute a single series of Senior Debt Securities under the Indenture. The Notes will initially be issued in the form of one or more global Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Debt Securities.

The Medium-Term Notes, Series A will constitute unsecured and unsubordinated obligations of the Issuer and the Guarantor, as described herein, and will rank pari passu without any preference among themselves.

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If an Event of Default with respect to the Medium-Term Notes, Series A shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Medium-Term Notes, Series A may declare the principal amount of, and any accrued interest on, all the Medium-Term Notes, Series A to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If an Event of Default with respect to the Medium-Term Notes, Series A shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Medium-Term Notes, Series A by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in England or Scotland (but not elsewhere) for the winding up of the Issuer or the Guarantor, respectively.

By acceptance of this Note, the Holder will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to this Note or the Indenture (or between the obligations under or in respect of this Note and any liability owed by the Holder to the Issuer) that they might otherwise have against the Issuer or the Guarantor, whether before or during a winding-up of the Issuer or the Guarantor.

The Bank of New York Mellon, at its corporate trust office in The City of New York, acts as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to this Note.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as an Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day or where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) is otherwise postponed according to the terms and procedures specified on the face hereof, payment of interest, if any, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the Interest Payment Date or Maturity Date (or any redemption or repayment date) as postponed with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to the Interest Payment Date or the Maturity Date (or any redemption or repayment date) as postponed; provided that if this Note has a term of not more than one year (from but excluding the Original Issue Date to and including the Maturity Date), such

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payment shall be made on the immediately preceding Business Day of the indicated calendar date and in no event will an Interest Payment Date or the Maturity Date occur more than one year after the Original Issue Date (excluding the Original Issue Date and including the Interest Payment Date or Maturity Date).

Amounts to be paid on this Note or under the Guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Issuer or the Guarantor, as the case may be, to make such deduction or withholding, the Issuer, or the Guarantor, as the case may be, will pay additional amounts with respect to the principal of, and interest and any other payments on this Note (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable on this Note if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of this Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of this Note, or the collection of any payment of (or in respect of) principal of, or any interest or other payments on, this Note or under the Guarantee;

(ii) except in the case of winding-up of in the United Kingdom, this Note is presented (where presentation is required) for payment in the United Kingdom;

(iii) this Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period;

(iv) the Holder or the Beneficial Owner of this Note or the Beneficial Owner of any payment of (or in respect of) principal of, or any interest or other payments on, this Note failed to comply with a request of the Issuer or its liquidator or guarantor or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as

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a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives;

(vi) this Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting this Note to another paying agent in a Member State of the European Union;

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(viii) any combination of clauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payments on, this Note or under the Guarantee to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

References herein to the payment of the principal of or any payments on, or in respect of this Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

Unless the face hereof indicates that this Note is not subject to “Tax Redemption,” this Note is redeemable, as a whole but not in part, at the option of the Issuer or the Guarantor, on not less than 30 nor more than 60 days’ notice to the Holders of this Note, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount or, if this Note is an Original Issue Discount Security, the accreted face amount thereof, or at a redemption price set forth on the face of this Note, in each case, together with accrued but unpaid interest to the date fixed for redemption, if, at any time, the Issuer (or, if

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applicable, the Guarantor) shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after the date on which the pricing terms relating to this Note are established:

(a) in making any payment on this Note, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Interest Payment Date in respect of this Note would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Interest Payment Date the Issuer (or, if applicable, the Guarantor) would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer (or, if applicable, the Guarantor) would be materially reduced).

In any case where the Issuer (or, if applicable, the Guarantor) shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem this Note, the Issuer (or, if applicable, the Guarantor) shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Issuer or, if applicable, the Guarantor) in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Issuer (or, if applicable, the Guarantor) is entitled to exercise its right of redemption; and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that it is entitled to redeem this Note pursuant to the terms of this Note.

If the Issuer or the Guarantor elects to redeem this Note, this Note will cease to accrue interest, if any, from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, if any (or, if this Note is an Original Issue Discount Security, the accreted face amount thereof), all of the Issuer’s (or, if applicable, the Guarantor’s) obligations in respect of the payment of the principal of, and accrued and unpaid interest, if any, on, this Note shall terminate.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest, if any, accrued and unpaid hereon to the date of redemption. Notice of redemption

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shall be mailed to the registered Holders of this Note designated for redemption at their addresses as the same shall appear on the Senior Debt Security Register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date(s) specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in the authorized minimum denominations specified on the face of this Note, and if not specified thereon, in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof in the authorized minimum denominations specified on the face of this Note, and if not specified thereon, a price equal to 100% of the principal amount to be repaid, together with interest, if any, accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the CUSIP number and certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such facsimile transmission or letter; provided, that such facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If “Bail-in Agreement” is specified as applicable on the face of this Note, the following provisions shall apply to this Note:

Notwithstanding any other agreements, arrangements, or understandings between us and any Holder or Beneficial Owner of this Note, by purchasing or acquiring this Note, each Holder (including each Beneficial Owner) of this Note

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acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Note into shares or other securities or other obligations of the Issuer, the Guarantor or another person; and/or (iii) the amendment or alteration of the maturity of this Note, or amendment of the amount of interest due on this Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Note solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of this Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring this Note, each Holder and Beneficial Owner of this Note:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of this Note shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to this Note; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of this Note under Section 5.12 of the Indenture, and (b) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, this Note remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of this Note), then the Trustee’s duties under the Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Guarantor and the Trustee shall agree pursuant to a supplemental indenture.

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By purchasing or acquiring this Note, each Holder and Beneficial Owner that acquires this Note in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of this Note that acquire this Note upon its initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of this Note related to the U.K. bail-in power.

By purchasing or acquiring this Note, each Holder and Beneficial Owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to this Note and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to this Note as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

No repayment of the principal amount of this Note or payment of interest on this Note shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer and the Guarantor. For the avoidance of doubt, the obligations of the Guarantor under the Guarantee shall be extinguished to the extent of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority with respect to the Medium-Term Notes, Series A.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to this Note, the Issuer shall provide a written notice to the Depositary as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes only.

In case this Note shall at any time become mutilated, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer may execute (and the Guarantee shall be endorsed thereon by the Guarantor) and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same sub-series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding, and, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the

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preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, destroyed, lost or stolen.

So long as this Note shall be outstanding, each of the Issuer and the Guarantor will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and any interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this Note. The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide. So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Paying Agent advised of the names and locations of such agencies, if any are so designated.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Medium-Term Notes, Series A will have the right to institute any proceeding with respect to the Indenture, this Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or any interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, this Note when due and payable in accordance with the provisions of this Note and the Indenture.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Paying Agent and the Guarantor and any agent of the Issuer, the Trustee, the Paying Agent or the Guarantor may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Paying Agent, the Guarantor or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Senior Debt Securities of each series to be affected thereby by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Debt Securities at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series, on behalf of the Holders of all Senior Debt Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of

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this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of the Guarantor or of any successor corporation to the Issuer or Guarantor, either directly or through the Issuer or the Guarantor, as the case may be, or any such successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note will be governed by and construed in accordance with the laws of the State of New York, except the authorization and execution of this Note shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Issuer, the Guarantor and the Trustee, as the case may be.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As used herein:

(a) “Beneficial Owners” shall mean (a) if this Note is in global form, the beneficial owners of this Note (and any interest therein) and (b) if this Note is held in definitive form, the Holders in whose names this Note is registered in the Senior Debt Security Register and any beneficial owners holding an interest in this Note held in definitive form;

(b) “Business Day” shall mean a day that (i) is any weekday that is not a legal holiday in New York, New York, London, England or any other place of payment of this Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed, (ii) if this Note is denominated in euro, is also a TARGET Settlement Date and (iii) if this Note is denominated in a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency. If this Note is denominated in a Specified Currency other than U.S. dollars, for purposes of currency conversion and payments on this Note, Business Day shall mean any weekday that is not a legal holiday in New York, New York or London, England and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(c) “Clearing System Business Day” shall mean a day on which the Depositary is open for business;

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(d) “Principal Financial Center” shall mean the capital city of the country issuing the Specified Currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, for which the Principal Financial Center is New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively;

(e) “relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power;

(f) “TARGET Settlement Date” means any day on which TARGET2 is operating;

(g) “TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor; and

(h) “U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer and the Guarantor, or other affiliates of the Issuer or the Guarantor, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – _________________ Custodian _____________

                                                   (Minor)                                     (Cust)

Under Uniform Gifts to Minors Act __________________________

                                                                              (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________

 [PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: ____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated: __________________

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

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EXHIBIT B

[FORM OF FACE OF NOTE]

LLOYDS BANK PLC

MEDIUM-TERM NOTES, SERIES A

Fully and Unconditionally Guaranteed by
LLOYDS BANKING GROUP PLC

[Title of Floating Rate Note]

REGISTERED	[US$___________]
No. ___	[CUSIP: _____________]
[ISIN: _____________]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

1 Applies if this Note is a Registered Note settled into DTC.

[Title of Floating Rate Note]

Original Issue Date:	[_]
Interest Accrual Date:	[_]
Maturity Date:	[_]
Aggregate Principal Amount:	[_]
Principal Amount:	[_]
Minimum Denominations:	[_]
Specified Currency:	[_][2]
If Specified Currency other than U.S. dollars, option to elect payment in U.S. dollars:	[_][3]
Base Rate:	[_]
Index Maturity:	[_]
Designated LIBOR Currency:	[_]
Spread (plus or minus):	[_]
Spread Multiplier:	[_]
Reporting Service:	[_]
Designated CMT Reuters Page:	[_]
Designated CMT Maturity Index:	[_]
Initial Interest Rate:	[_]
Initial Interest Reset Date:	[_]
Maximum Interest Rate:	[_]
Minimum Interest Rate:	[_]
Interest Payment Date(s):	[_]
Interest Payment Period:	[_]
Interest Reset Period:	[_]

2 If Specified Currency is not USD, insert currency conversion mechanics, as applicable.

3 Applies if this is a Registered Global Security, unless new arrangements are made with DTC outside of existing Letter of Representations.

Interest Reset Date(s):	[_]
Initial Redemption Date:	[_]
Redemption Notice Period:	[_][4]
Optional Repayment Date(s):	[_]
Tax Redemption:	[Applicable][5]
Bail-in Agreement:	[Applicable]
Calculation Agent:	[_]
Exchange Rate Agent:	[_]
Other Provisions:	The Holder of this Note and the owner of any beneficial interest herein, by their purchase of this Note or such beneficial interest herein, are hereby deemed to have consented to any amendment to this Note that conforms the terms of this Note to the terms as set forth in Pricing Supplement No. ___ dated _______[, as amended by Amendment No. ___ thereto dated _____][6], and the prospectus supplement and prospectus referred to therein, each related to this Note and filed with the Securities and Exchange Commission, and the Trustee is hereby authorized to enter into any such amendment to this Note without any further consent thereto of the Holder hereof or of such owner.

4 Applicable if other than 30-60 calendar days.

5 Default provision is “Applicable.” Indicate “N.A.” for certain notes issued on a global basis if specified in applicable pricing supplement.

6 Applicable if there is an amendment to the pricing supplement filed with the Securities and Exchange Commission prior to settlement of this Note.

Lloyds Bank plc, a public limited company incorporated in England and Wales, (the “Issuer,” which term includes any successor person under the Indenture), for value received, hereby promises to pay to [Cede & Co.], or registered assignees, the principal sum specified above, on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment.

The Issuer will pay interest in arrears monthly, quarterly, semi-annually or annually (as specified above as the Interest Payment Period) on each Interest Payment Date (as specified above), commencing on the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

Interest on this Note, if any, will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date one Clearing System Business Day prior to the date the interest for such Interest Payment Date is paid (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal amount of (and premium, if any) and any interest on, and any additional amounts with respect to, this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder through a Paying Agent of the Issuer outside the United Kingdom for collection by the Holder.

The due and punctual payment by the Issuer of the principal of (and premium, if any) and any interest on, and any additional amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

If “Bail-in Agreement” is specified as applicable on the face of this Note, then the bail-in provisions on the reverse of this Note shall apply.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

LLOYDS BANK PLC

Dated:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Medium-Term Notes, Series A referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:
Authorized Signatory:

[FORM OF REVERSE OF NOTE]

This note (the “Note”) is one of a duly authorized issue of Medium-Term Notes, Series A (the “Medium-Term Notes, Series A”) of the Issuer and fully and unconditionally guaranteed by the Guarantor. The Notes are issuable under a Senior Debt Securities Indenture dated as of January 21, 2011 among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee for the Notes under the Indenture), as supplemented by the First Supplemental Indenture dated as of June 6, 2011, the Third Supplemental Indenture dated as of September 5, 2014, the Fourth Supplemental Indenture for the Medium-Term Notes, Series A dated as of September 29, 2014, the Fourth Supplemental Indenture dated as of March 17, 2015, the Fifth Supplemental Indenture dated as of May 14, 2015, the Sixth Supplemental Indenture dated as of August 17, 2015, the Seventh Supplemental Indenture dated as of January 22, 2016 and the Eighth Supplemental Indenture dated as of June 2, 2016, among the Issuer, the Guarantor, and the Trustee (such Senior Debt Securities Indenture, as supplemented by the supplements listed above and as may be further supplemented or amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Guarantor, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

The Issuer may, without the consent of the Holders of the Notes or any series of Senior Debt Securities issued under the Indenture, issue additional Notes or Medium-Term Notes, Series A forming a part of the series known as Medium-Term Notes, Series A, in each case, whether or not having the same interest rate, maturity date, redemption terms and other terms as the Notes or any Medium-Term Notes, Series A, provided that, for U.S. federal income tax purposes, such further Notes must be fungible with the Notes, and such further Medium-Term Notes, Series A must be fungible with any Medium-Term Notes, Series A of the series known as Medium-Term Notes, Series A, or, in each case, must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable. Any such Notes, together with this Note, will constitute a single sub-series of Medium-Term Notes, Series A under the Indenture and any such Notes, together with any other Medium-Term Notes, Series A, will constitute a single series of Senior Debt Securities under the Indenture. The Notes will initially be issued in the form of one or more global Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Debt Securities.

The Medium-Term Notes, Series A will constitute unsecured and unsubordinated obligations of the Issuer and the Guarantor, as described herein, and will rank pari passu without any preference among themselves.

If an Event of Default with respect to the Medium-Term Notes, Series A shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Medium-Term Notes, Series A may declare the principal amount of, and any accrued interest on, all the Medium-Term Notes, Series A to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If an Event of Default with respect to the Medium-Term Notes, Series A shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Medium-Term Notes, Series A by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in England or Scotland (but not elsewhere) for the winding up of the Issuer or the Guarantor, respectively.

By acceptance of this Note, the Holder will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to this Note or the Indenture (or between the obligations under or in respect of this Note and any liability owed by the Holder to the Issuer) that they might otherwise have against the Issuer or the Guarantor, whether before or during a winding-up of the Issuer or the Guarantor.

The Bank of New York Mellon, at its corporate trust office in The City of New York, acts as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to this Note.

If an Interest Payment Date (other than the Maturity Date or a redemption or repayment date) would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; provided, that if the Maturity Date (or a redemption or repayment date) would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date (or such redemption or repayment date); and provided, further that if this Note has a term of not more than one year (from but excluding the Original Issue Date to and including the Maturity Date), such payment shall be made on the immediately preceding Business Day of the indicated calendar date and in no event will an Interest Payment Date or the Maturity Date occur more than one year after the Original Issue Date (excluding the Original Issue Date and including the Interest Payment Date or Maturity Date).

Amounts to be paid on this Note or under the Guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Issuer or the Guarantor, as the case may be, to make such deduction or withholding, the Issuer, or the Guarantor, as the case may be, will pay additional amounts with respect to the principal of, and interest and any other payments on this Note (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable on this Note if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of this Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of this Note, or the collection of any payment of (or in respect of) principal of, or any interest or other payments on, this Note or under the Guarantee;

(ii) except in the case of winding-up of in the United Kingdom, this Note is presented (where presentation is required) for payment in the United Kingdom;

(iii) this Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period;

(iv) the Holder or the Beneficial Owner of this Note or the Beneficial Owner of any payment of (or in respect of) principal of, or any interest or other payments on, this Note failed to comply with a request of the Issuer or its liquidator or guarantor or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives;

(vi) this Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting this Note to another paying agent in a Member State of the European Union;

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(viii) any combination of clauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payments on, this Note or under the Guarantee to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

References herein to the payment of the principal of or any payments on, or in respect of this Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

Unless the face hereof indicates that this Note is not subject to “Tax Redemption,” this Note is redeemable, as a whole but not in part, at the option of the Issuer or the Guarantor, on not less than 30 nor more than 60 days’ notice to the Holders of this Note, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, or at a redemption price set forth on the face of this Note, in each case, together with accrued but unpaid interest to the date fixed for redemption, if, at any time, the Issuer (or, if applicable, the Guarantor) shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after the date on which the pricing terms relating to this Note are established:

(a) in making any payment on this Note, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Interest Payment Date in respect of this Note would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Interest Payment Date the Issuer (or, if applicable, the Guarantor) would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer (or, if applicable, the Guarantor) would be materially reduced).

In any case where the Issuer (or, if applicable, the Guarantor) shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem this Note, the Issuer (or, if applicable, the Guarantor) shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Issuer or, if applicable, the Guarantor) in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Issuer (or, if applicable, the Guarantor) is entitled to exercise its right of redemption; and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that it is entitled to redeem this Note pursuant to the terms of this Note.

If the Issuer or the Guarantor elects to redeem this Note, this Note will cease to accrue interest, if any, from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, all of the Issuer’s (or, if applicable, the Guarantor’s) obligations in respect of the payment of the principal of, and accrued and unpaid interest, if any, on, this Note shall terminate.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest, if any, accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of this Note designated for redemption at their addresses as the same shall appear on the Senior Debt Security Register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date(s) specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in the authorized minimum denominations specified on the face of this Note, and if not specified thereon, in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof in the authorized minimum denominations specified on the face of this Note, and if not specified thereon, a price equal to 100% of the principal amount to be repaid, together with interest, if any, accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the CUSIP number and certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such facsimile transmission or letter; provided, that such facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, shown on the face hereof and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date pertaining to such Interest Reset Dates; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The “Interest Determination Date” pertaining to an Interest Reset Date will be:

(a) if the Base Rate for this Note is the CMS Rate, the second U.S. Government Securities Business Day prior to such Interest Reset Date;

(b) if the Base Rate for this Note is the Commercial Paper Rate, Federal Funds Rate, Prime Rate or CMT Rate, the second New York Business Day prior to such Interest Reset Date

(c) if the Base Rate for this Note is EURIBOR, the second TARGET Settlement Day prior to such Interest Reset Date;

(d) if the Base Rate for this Note is LIBOR, the second London Banking Day prior to such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note for which the Designated LIBOR Currency is pounds sterling will be such Interest Reset Date; and

(e) if the Base Rate for this Note is the Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury Bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

If this Note has two or more Base Rates, the Interest Determination Date pertaining to an Interest Reset Date will be the latest Business Day that is at least two Business Days before the Interest Reset Date on which each Base Rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of CMS Rate. If the Base Rate specified on the face hereof is the “CMS Rate,” for any Interest Determination Date, the CMS Rate with respect to this Note shall be the “USD-ISDA-Swap Rate,” which shall be the rate for U.S.

dollar swaps with the Index Maturity specified on the face hereof, expressed as a percentage, that appears on the Reuters Screen ICESWAP1 Page (or any other page as may replace such page) as of 11:00 a.m., New York City time, on such Interest Determination Date.

The following procedures shall be followed if the CMS Rate cannot be determined as described above.

If the CMS Rate does not appear on Reuters Screen ICESWAP1 Page (or any other page as may replace such page) at 11:00 a.m., New York City time, on any Interest Determination Date, the Calculation Agent shall determine the CMS Rate for such Interest Determination Date on the basis of the Mid-Market Semi-Annual Swap Rate quotations provided by five leading swap dealers selected by the Calculation Agent in the New York City interbank market (the “CMS Reference Banks”) at approximately 11:00 a.m., New York City time, on such Interest Determination Date. The Calculation Agent will request the principal New York City office of each of the CMS Reference Banks to provide a quotation of its rate, and (a) if at least three quotations are provided, the rate for such Interest Determination Date shall be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or (b) if fewer than three quotations are provided, the Calculation Agent shall determine the rate in good faith and in a commercially reasonable manner.

“Mid-Market Semi-Annual Swap Rate” means, on any Interest Determination Date, the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the Index Maturity set forth on the face hereof commencing on such Interest Determination Date and in a CMS Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to U.S. dollar LIBOR with a designated maturity of three months.

“CMS Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time as determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Determination of CMT Rate. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Reuters Page under the caption “...Constant Maturities Treasury ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index for:

(1) the rate on such Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT; and

(2) the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures shall be followed if the CMT Rate cannot be determined as described above.

(i) If the above rate is no longer displayed on the relevant page, or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date shall be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519).

(ii) If such Treasury Constant Maturity rate is no longer published, or is not published in H.15(519) by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index (or other U.S. Treasury rate for the Designated CMT Maturity Index) on such Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in H.15(519).

(iii) If such Treasury Constant Maturity rate is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (“Reference Dealers”) in The City of New York (which may include the Issuer or its affiliates), selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States that are commonly referred to as “Treasury Notes” with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year and in an amount that is representative for a single transaction in the securities in such market at such time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotations for the Treasury Notes with the shorter remaining term to maturity shall be used.

(iv) If the Calculation Agent is unable to obtain three Treasury Notes quotations as described in (iii) above, the Calculation Agent shall determine the

CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (iii) above, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotations for the Treasury Note with the shorter remaining term to maturity shall be used.

(v) If three or four (and not five) of the Reference Dealers are quoting as described in (iv) above, then the CMT Rate for such Interest Determination Date shall be based on the arithmetic mean of the offered rates obtained, and neither the highest nor the lowest of such quotations shall be eliminated.

(vi) If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate for such Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no preceding Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) as specified on the face hereof for which the CMT Rate shall be calculated or, if no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof (or any other page as may replace such page) for the purpose of displaying Constant Maturities Treasury as reported in H.15(519) or, if no page is specified on the face hereof, Reuters page FEDCMT (or any other page as may replace FEDCMT). Unless otherwise provided on the face hereof, the weekly average shall be used if the applicable Designated CMT Reuters Page is FEDCMT (or any other page as may replace FEDCMT).

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield, calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published by the Federal Reserve Board in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication (“H.15(519)”) under the heading “Commercial Paper—Non-Financial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above.

(i) If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication (“H.15 Daily Update”) under the heading “Commercial Paper—Non-Financial,” or other recognized electronic source used for the purpose of displaying such rate.

(ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers in U.S. dollar commercial paper in The City of New York (which may include the Issuer or its affiliates) selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof for a nonfinancial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized rating agency.

(iii) If the dealers selected by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on Reuters, or any successor service, on page EURIBOR01 (or any other page as may replace page EURIBOR01) (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such Interest Determination Date.

The following procedures shall be followed if the rate cannot be determined as described above.

(i) If the above rate does not appear on Reuters Page EURIBOR01 or is not so published by 11:00 a.m., Brussels time, on the applicable Interest Determination Date, EURIBOR for such Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone offices of four major banks in the Euro-zone interbank market, which may include the Issuer, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in euro for the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(ii) If fewer than two quotations are so provided, EURIBOR shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro, in such market at such time.

(iii) If the banks so selected by the Calculation Agent are not quoting as set forth above, the EURIBOR for that Interest Determination Date shall remain the EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 (or any other page as may replace the applicable page on that service) (“Reuters Page FEDFUNDS1”).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above.

(i) If the above rate does not appear on Reuters Page FEDFUNDS1, or is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate shall be the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

(ii) If the above rate does not appear on Reuters Page FEDFUNDS1, or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds quoted by each of three leading dealers in U.S. dollar federal funds transactions in The City of New York, which may include the Issuer or its affiliates, selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on such Interest Determination Date.

(iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of LIBOR. If the Base Rate specified on the face hereof is “LIBOR,” LIBOR with respect to this Note shall be based on the London Interbank Offered Rate. The Calculation Agent shall determine LIBOR for each Interest Determination Date as follows:

(i) As of the Interest Determination Date, LIBOR shall be the arithmetic mean of the offered rates appearing on the Designated LIBOR Page, as of 11:00 a.m., London time, on that Interest Determination Date, for deposits in the Designated LIBOR Currency having the Index Maturity designated on the face hereof, commencing on the applicable Interest Reset Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used.

(ii) If (a) fewer than two offered rates appear and the Designated LIBOR Page does not by its terms provide only for a single rate or (b) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include the Issuer or its affiliates) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time.

(iii) If at least two such quotations are so provided, LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR on such Interest Determination Date shall the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the applicable principal financial center for the country of the Designated LIBOR Currency on that Interest Determination Date, by three major banks (which may include the Issuer or its affiliates) in such principal financial center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time.

(iv) If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Interest Determination Date shall remain LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Designated LIBOR Currency” means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Designated LIBOR Currency shall be the euro. If that currency is not specified on the face hereof, the Designated LIBOR Currency shall be U.S. dollars.

“Designated LIBOR Page” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any other successor service).

Determination of Prime Rate. If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above.

(i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate shall be the rate on that Interest Determination Date as published in H.15 Daily Update under the heading “Bank Prime Loan” or in another recognized electronic source used for the purpose of displaying such rate.

(ii) If the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as such bank’s prime rate or base lending rate as of 11:00 a.m. New York City time, so such Interest Determination Date.

(iii) If fewer than four rates appear on the Reuters Screen US PRIME 1 Page by 3:00 p.m., New York City time, for such Interest Determination Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks (which may include the Issuer or its affiliates) in The City of New York, selected by the Calculation Agent.

(iv) If fewer than four such quotations are so provided, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of three prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by substitute banks or trust companies (which may include the Issuer or its affiliates), provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent to provide such rate or rates.

(v) If the banks or trust companies selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for such Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Screen US PRIME 1 Page” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the US PRIME 1 Page for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate. If the Base Rate specified on the face hereof is “Treasury Rate,” for any Interest Determination Date, the Treasury Rate with respect to this Note shall be the rate from the auction held on such Interest Determination Date (the “Auction”) of direct obligations of the United States that are commonly referred to as “Treasury Bills,” having the Index Maturity specified on the face hereof as such rate appears on Reuters, or any successor service, on page USAUCTION 10 (or any other page as may replace page USAUCTION 10 on that service), which we refer to as “Reuters Page USAUCTION 10,” or on page USAUCTION 11 (or any other page as may replace page USAUCTION 11), which we refer to as “Reuters Page USAUCTION 11.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above.

(i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Payment Date, the Treasury Rate shall be the Bond Equivalent Yield of the auction rate for such Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(ii) If the rate described in (i) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury.

(iii) In the event that the Auction rate of Treasury Bills having the Index Maturity specified on the face hereof is not so announced by the United States Department of the Treasury, or if no such Auction is held, then the Treasury rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three primary United States government securities dealers (which may include the Issuer or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof.

(iv) If the dealers selected by the Calculation Agent are not quoting as described in (iii), the Treasury Rate for such Interest Determination Date shall remain the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the Principal Amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CMS Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (if the Designated LIBOR Currency is not pounds sterling), (ii) by 365 if the Base Rate is LIBOR and the Designated LIBOR Currency is pounds sterling or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% being rounded up to .00001%) and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise specified above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless otherwise specified above or unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of such number of units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance. If the Market Exchange Rate is not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the Exchange Rate Agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. If there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

If “Bail-in Agreement” is specified as applicable on the face of this Note, the following provisions shall apply to this Note:

Notwithstanding any other agreements, arrangements, or understandings between us and any Holder or Beneficial Owner of this Note, by purchasing or acquiring this Note, each Holder (including each Beneficial Owner) of this Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Note into shares or other securities or other obligations of the Issuer, the Guarantor or another person; and/or (iii) the amendment or alteration of the maturity of this Note, or amendment of the amount of interest due on this Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Note solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of this Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring this Note, each Holder and Beneficial Owner of this Note:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of this Note shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to this Note; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of this Note under Section 5.12 of the Indenture, and (b) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, this Note remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of this Note), then the Trustee’s duties under the Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Guarantor and the Trustee shall agree pursuant to a supplemental indenture.

By purchasing or acquiring this Note, each Holder and Beneficial Owner that acquires this Note in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of this Note that acquire this Note upon its initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of this Note related to the U.K. bail-in power.

By purchasing or acquiring this Note, each Holder and Beneficial Owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to this Note and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to this Note as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

No repayment of the principal amount of this Note or payment of interest on this Note shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer and the Guarantor. For the avoidance of doubt, the obligations of the Guarantor under the Guarantee shall be extinguished to the extent of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority with respect to the Medium-Term Notes, Series A.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to this Note, the Issuer shall provide a written notice to the Depositary as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes only.

In case this Note shall at any time become mutilated, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer may execute (and the Guarantee shall be endorsed thereon by the Guarantor) and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same sub-series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding, and, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, destroyed, lost or stolen.

So long as this Note shall be outstanding, each of the Issuer and the Guarantor will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and any interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this Note. The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide. So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Paying Agent advised of the names and locations of such agencies, if any are so designated.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Medium-Term Notes, Series A will have the right to institute any proceeding with respect to the Indenture, this Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or any interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, this Note when due and payable in accordance with the provisions of this Note and the Indenture.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Paying Agent and the Guarantor and any agent of the Issuer, the Trustee, the Paying Agent or the Guarantor may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Paying Agent, the Guarantor or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Senior Debt Securities of each series to be affected thereby by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Debt Securities at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series, on behalf of the Holders of all Senior Debt Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of the Guarantor or of any successor corporation to the Issuer or Guarantor, either directly or through the Issuer or the Guarantor, as the case may be, or any such successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note will be governed by and construed in accordance with the laws of the State of New York, except the authorization and execution of this Note shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Issuer, the Guarantor and the Trustee, as the case may be.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As used herein:

(a) “Beneficial Owners” shall mean (a) if this Note is in global form, the beneficial owners of this Note (and any interest therein) and (b) if this Note is held in definitive form, the Holders in whose names this Note is registered in the Senior Debt Security Register and any beneficial owners holding an interest in this Note held in definitive form;

(b) “Business Day” shall mean a day that (i) is any weekday that is not a legal holiday in New York, New York, London, England or any other place of payment of this Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed, (ii) if the Base Rate for this Note is LIBOR, also is a London Banking Day; (iii) if this Note is denominated in euro and/or the Base Rate for this Note is EURIBOR, is also a TARGET Settlement Date and (iv) if this Note is denominated in a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency. If this Note is denominated in a Specified Currency other than U.S. dollars, for purposes of currency conversion and payments on this Note, Business Day shall mean any weekday that is not a legal holiday in New York, New York or London, England and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(c) “Clearing System Business Day” shall mean a day on which the Depositary is open for business;

(d) “London Banking Day” shall mean any day on which dealings in deposits in the Designated LIBOR Currency are transacted in the London interbank market;

(e) “New York Business Day” shall mean any day other than a day that (i) is a Saturday or Sunday or (ii) is a day on which banking institutions generally in The City of New York are authorized or obligated by law, regulation or executive order to close;

(f) “Principal Financial Center” shall mean (i) the capital city of the country issuing the Specified Currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, for which the Principal Financial Center is New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or (ii) the capital city of the country to which the Designated LIBOR Currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, for which the Principal Financial Center is New York, Sydney, Toronto, Johannesburg and Zurich, respectively;

(g) “relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power;

(h) “TARGET Settlement Date” means any day on which TARGET2 is operating;

(i) “TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor;

(j) “U.S. Government Securities Business Day” means any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities; and

(k) “U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer and the Guarantor, or other affiliates of the Issuer or the Guarantor, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – _________________ Custodian _____________

                                                    (Minor)                                    (Cust)

Under Uniform Gifts to Minors Act ______________________________

                                                                                   (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________

 [PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid: ____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated: _____________________

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

EXHIBIT C

GUARANTEE OF LLOYDS BANKING GROUP PLC

LLOYDS BANKING GROUP plc, a public limited company incorporated under the laws of Scotland, United Kingdom with its headquarters in London (the “Guarantor,” which term includes any successor guarantor under the Indenture) HEREBY UNCONDITIONALLY GUARANTEES (the “Guarantee”) to each Holder of this Note the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to this Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of this Note and any and all amounts under the Indenture (including but not limited to the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of this Note and of the Indenture. In case of the failure of Lloyds Bank plc (the “Issuer”) punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment and any and all amounts under the Indenture, (including but not limited to, the fees, expenses and indemnities of the Trustee), the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer in accordance with the terms of this Note and of the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Notwithstanding and to the exclusion of any other term of this Guarantee or any other agreements, arrangements, or understanding between the Guarantor and each Holder or Beneficial Owner of this Note, each Holder (including each Beneficial Owner) acknowledges and accepts that a BRRD Liability arising under this Guarantee may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Guarantor to the Holder (including the Beneficial Owner) of this Note under this Guarantee or the Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Guarantor or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

iii.	the cancellation of the BRRD Liability; and/or

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Guarantee, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

With respect to the above:

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Guarantor.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

LLOYDS BANKING GROUP PLC

Dated:	By:
Name:
Title: